UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2020

METHODE ELECTRONICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33731	36-2090085
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8750 West Bryn Mawr Avenue, Chicago, IL		60631
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (708) 867-6777

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 par value	MEI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of Methode Electronics, Inc. (the “Company”), the stockholders voted on proposals to (i) elect eleven (11) directors to hold office until the next annual meeting of stockholders or until their successors are elected and qualified; (ii) ratify the Audit Committee's selection of Ernst & Young LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending May 1, 2021 and (iii) cast an advisory vote on executive compensation. The voting results for each proposal were as follows:

1. Election of Directors:

Director	For	Against	Abstain	Broker Non-Votes
Walter J. Aspatore	32,308,420	1,403,361	33,203	1,891,815
David P. Blom	33,191,393	541,039	12,552	1,891,815
Therese M. Bobek	33,458,858	277,175	8,951	1,891,815
Brian J. Cadwallader	32,524,894	1,204,988	15,102	1,891,815
Bruce K. Crowther	33,231,315	480,767	32,902	1,891,815
Darren M. Dawson	32,484,901	1,224,765	35,318	1,891,815
Donald W. Duda	32,832,256	896,728	16,000	1,891,815
Mary A. Lindsey	33,448,269	287,764	8,951	1,891,815
Angelo V. Pantaleo	33,427,369	307,326	10,289	1,891,815
Mark D. Schwabero	32,891,237	816,132	37,615	1,891,815
Lawrence B. Skatoff	32,528,459	1,206,000	10,525	1,891,815

2.	Ratification of the selection of Ernst & Young LLP:

For	Against	Abstain	Broker Non-Votes
34,607,134	1,022,146	7,519	—

3.	Advisory approval of the Company's named executive officer compensation:

For	Against	Abstain	Broker Non-Votes
32,138,638	1,184,439	421,907	1,891,815

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Company Name

Date: September 21, 2020	By:	/s/ Ronald L.G. Tsoumas
Ronald L.G. Tsoumas
Chief Financial Officer